UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2010

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, NY		10041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2010, Mr. Geoffrey Kalish resigned as a member of the Company’s Board of Directors due to the time commitment required in his position as a Principal of Aquiline Capital Partners LLC.  Mr. Kalish was also a member of the Company’s Audit, Compensation and Risk Policy committees.

On January 19, 2010, the Company’s Board of Directors appointed Mr. Richard Magee as an independent director to fill the vacancy left by Mr. Kalish’s resignation.  Mr. Magee will serve out the remainder of Mr. Kalish’s term. It is expected that Mr. Magee will be a member of the Company’s Compensation Committee and such other committees as the Board of Directors determines upon recommendation from the Board Credentialing Committee.

A copy of the press release announcing Mr. Kalish’s resignation and Mr. Magee’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits:

Exhibit	Description
99.1	Press release, dated January 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.
Date: January 20, 2010
	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel